                                                                    EXHIBIT 99.1

                                                 10250 Regency Circle, Suite 100
                                                 Omaha, Nebraska 68114
                                                 402-391-0010
                                                 Fax 402-391-4144
                                                 www.gptrust.com       NYSE: GPP

(GPT LOGO)

FOR FURTHER INFORMATION:


AT THE COMPANY:                  AT FINANCIAL RELATIONS BOARD:
Nancy D. Olson                   Marilyn Windsor               Diane Hettwer
CFO/Treasurer                    General Inquiries             Analyst Inquiries
402-391-0010 Ext. 202            702-515-1260                  312-640-6760

FOR IMMEDIATE RELEASE
MONDAY, AUGUST 16, 2004

              GOVERNMENT PROPERTIES TRUST ANNOUNCES SECOND-QUARTER,
                                SIX-MONTH RESULTS

OMAHA, NEB.--AUGUST 16, 2004--GOVERNMENT PROPERTIES TRUST, INC. (NYSE: GPP), a self-managed, self-administered real estate investment trust, today announced results for the three and six months ended June 30, 2004.

SECOND-QUARTER 2004 RESULTS

Funds from operations (FFO) was $355,000, or $0.02 per basic and diluted share, and net loss was ($121,000), or ($0.01) per basic and diluted share, for the three months ended June 30, 2004. The weighted average number of basic and diluted shares outstanding was 20.5 million. Total revenue was $1.8 million. See the attachment to this press release for a reconciliation of FFO and net loss, the most directly comparable Generally Accepted Accounting Principles (GAAP) measure.

SIGNIFICANT RECENT ACCOMPLISHMENTS

o Completed the acquisition of the 87,000-square-foot United States Federal Bureau of Investigation (FBI) Building in Pittsburgh for approximately $28.0 million in May.

o Completed the acquisition of the 53,500-square-foot United States Food and Drug Administration (FDA) district complex in Lenexa, Kan., for approximately $10.5 million in June.

o        Paid a second-quarter dividend of $0.15 per share in July.

o Completed an $8.0 million, five-year loan at a fixed rate of 5.44 percent for the FDA building in Lenexa. The loan, completed in July, has a 27-year amortization schedule.

o Completed a $21.0 million, five-year loan at a fixed rate of 5.50 percent for the FBI building in Pittsburgh. The loan, completed in July, has a 26-year amortization schedule.

o        Added staff to the Company's Acquisition and the Due
         Diligence-Acquisition Finance groups.

o        Named to the Russell 3000(R) and Russell 2000(R) Indexes.



                                      MORE

GOVERNMENT PROPERTIES TRUST, INC.
ADD 1


SIX-MONTH 2004 RESULTS

FFO was ($2.3) million, or ($0.13) per basic and diluted share, and net loss was ($3.0) million, or ($0.17) per basic and diluted share, for the six months ended June 30, 2004. The weighted average number of basic and diluted shares outstanding was 17.6 million. Total revenue was $2.9 million.

PORTFOLIO OVERVIEW

On June 30, 2004, Government Properties Trust's portfolio consisted of eight properties totaling approximately 428,000 leasable square feet with an aggregate acquisition cost of $81.8 million. The properties are 100 percent occupied and have an average remaining lease term of approximately 12 years. Seven of the properties are leased to the federal government. One of the eight properties is located in Harahan, La., and is leased to Federal Express Corporation. The Company has determined to sell this property.

Government Property Trust's President and Chief Executive Officer Thomas D. Peschio stated, "During the first and second quarters of 2004, we have focused on developing our acquisition platform by building the staff, systems, procedures, marketing plan and alliances to grow the pool of available acquisition candidates, which will ultimately increase the number of prospective closings. However, we have been working within a volatile investment market that features moving interest rates and, as a result, ambivalent property sellers. While we remain confident that we will acquire $700 million in properties, we now anticipate this will take more time than we had originally expected. Therefore, we have adjusted our outlook to reflect the current environment and now anticipate full deployment of our funds by the end of the fourth quarter of 2005 rather than by the end of the first quarter of 2005."

ACQUISITION UPDATE

In May 2004, Government Properties Trust completed the acquisition of the FBI building in Pittsburgh for approximately $28.0 million. The property, which is 100 percent leased under a modified gross lease, was completed in 2001, and totals over 87,000 leasable square feet of office space. With the integrated parking facility included in the total, the property consists of approximately 161,000 gross square feet. The current lease expires in October 2016. Government Properties Trust estimates the gross annualized rent for this property will be approximately $3.2 million.

In June 2004, the Company completed the acquisition of the FDA district headquarters complex in Lenexa for approximately $10.5 million. The property, which is 100 percent leased under a modified gross lease, was completed in 1991, and totals over 53,000 leasable square feet of office space. In addition to serving as a district headquarters, the FDA utilizes the complex as a lab/testing facility. The complex consists of two buildings on 5.05 acres in a suburban community located 12 miles southwest of downtown Kansas City, Mo. The current lease expires in June 2012. Government Properties Trust estimates the gross annualized rent for this property will be approximately $1.2 million.

As noted above, the Company completed long-term financings for the two acquisitions it made in the second quarter. The net loan proceeds from these financings are currently being held by


                                      MORE

GOVERNMENT PROPERTIES TRUST, INC.
ADD 2

the Company and they are intended for future property acquisitions. The debt payments to service these financings will adversely impact the Company's earnings and FFO.

Currently, Government Properties Trust has four properties consisting of approximately 225,000 square feet of leasable space under contract or letter of intent for an aggregate purchase price of approximately $60.0 million at indicated capitalization rates between 8.0 percent and 9.0 percent. We expect these properties to close in the third or fourth quarter of 2004.

In addition, the Company has five acquisition prospects in process consisting of over 448,000 square feet of leasable space, representing an aggregate purchase price of $94.0 million at an indicated capitalization rate of 8.0 percent to 8.5 percent.

The Company is currently engaged in its initial review of an additional 22 properties or portfolios consisting of over 3.8 million square feet of leasable space, representing an apparent aggregate value in excess of $845 million with an indicated capitalization rate between 8.0 percent and 8.5 percent. At this early stage of the acquisition review process, there can be as yet no basis for forecasting whether or not the Company will acquire any of these properties or the timing of such acquisitions.

"We have made good progress growing our pool of prospective acquisitions. Our top priority is to move these qualified prospects through the process to a successful closing," Peschio concluded.

SECOND-QUARTER CONFERENCE CALL AND WEBCAST

Government Properties Trust will hold a conference call to discuss second-quarter results at 11:00 a.m. Eastern time on Tuesday, August 17, 2004. The conference call will be simulcast live on the Internet, and can be accessed by logging onto www.vcall.com or the Company's Web site at www.gptrust.com. A replay will be available at the company's site.

SUPPLEMENTAL QUARTERLY FINANCIAL AND OPERATING DATA

Government Properties Trust publishes supplemental quarterly financial and operating data that can be found under the Investor Relations section of the company's Web site at www.gptrust.com.

ABOUT GOVERNMENT PROPERTIES TRUST, INC.

Government Properties Trust, Inc. invests in single tenant properties under long-term leases to the U.S. government. Government Properties Trust, Inc. is a self-managed, self-administered real estate investment trust, or REIT. The company is located at 10250 Regency Circle, Suite 100, Omaha, NE 68114.

LEGAL NOTICES

Forward-looking information

This press release contains forward-looking statements. These forward-looking statements include estimates regarding:


                                      MORE

GOVERNMENT PROPERTIES TRUST, INC.
ADD 3


o        the expected revenues from our Lenexa and Pittsburgh properties,

o        our use of Offering proceeds, and

o        our growth strategy and intentions.

These and other forward-looking statements can be identified by the use of words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the fact that our management only recently joined us; we must invest the proceeds of our recent Offering on acceptable terms and timeframes; we depend on the U.S. government for a significant portion of our revenues; our properties may have a higher risk of terrorist attack because the U.S. government is our principal tenant; we plan to incur debt to finance, on average, approximately 75% of the acquisition cost of the properties we buy; some of our leases may not provide for a full pass-through of increases in property operating costs; we may make distributions that include a return of capital as well as the other the risks discussed from time to time in our SEC filings.

All forward-looking statements included in this press release are based on information available to us on the date hereof. We assume no obligation to update any forward-looking statements.

Non-GAAP Financial Information

This press release contains non-GAAP financial information, including funds from operations (FFO). This press release also contains the most directly comparable GAAP information and a GAAP to non-GAAP reconciliation.

We believe FFO is useful to investors as an indicator of our ability to service debt and pay cash distributions. We use FFO for internal budgeting and planning purposes.

FFO, as calculated by us, may not be comparable to FFO reported by other companies that do not define these terms exactly as we define them. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

 For additional information, please visit the Government Properties Trust, Inc.
                           Web site at www.gptrust.com

          FINANCIAL TABLES AND NON-GAAP TO GAAP RECONCILIATIONS FOLLOW:



                                      MORE

GOVERNMENT PROPERTIES TRUST, INC.
ADD 4

                        GOVERNMENT PROPERTIES TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                                JUNE 30,          DECEMBER 31,
                                                                                                  2004                2003
                                                                                             --------------      --------------
                                                                                              (UNAUDITED)
ASSETS
Real estate at cost:
     Land ..............................................................................     $    7,693,237      $    4,545,637
     Buildings and improvements ........................................................         58,022,419          24,050,859
     Tenant origination costs ..........................................................         12,781,411           6,200,441
     Furniture and equipment ...........................................................            178,690              34,486
                                                                                             --------------      --------------

                                                                                                 78,675,757          34,831,423
     Accumulated depreciation ..........................................................         (1,520,994)           (757,400)
                                                                                             --------------      --------------
                                                                                                 77,154,763          34,074,023
Cash and cash equivalents ..............................................................        105,164,936             760,859
Restricted cash escrows ................................................................            657,632             268,885
Restricted cash for letter of credit ...................................................         17,373,393                  --
Tenant receivables .....................................................................            759,533             332,651
Notes receivable from tenant ...........................................................            796,591             111,773
Deferred costs, net ....................................................................            333,226           1,948,350
Real estate deposits ...................................................................          1,800,000             500,000
Property held for sale .................................................................          4,271,071           4,266,438
Other assets ...........................................................................          1,260,926             411,607
                                                                                             --------------      --------------

Total assets ...........................................................................     $  209,572,071      $   42,674,586
                                                                                             ==============      ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Accounts payable and accrued expenses .............................................     $      975,013      $    2,116,101
     Dividend payable ..................................................................          3,102,075             147,536
     Lines of credit ...................................................................                 --           3,047,655
     Mortgage notes payable ............................................................         24,494,057          24,647,478
     Mortgage note payable - affiliate .................................................                 --           1,639,219
     Liabilities related to property held for sale .....................................          3,145,509           3,195,359
     Advances from affiliate ...........................................................                 --             102,873
                                                                                             --------------      --------------

Total liabilities ......................................................................         31,716,654          34,896,221

Stockholders' equity:
     Common stock ($0.01 par value at June 30, 2004 and $10 par value at
        December 31, 2003; 50,000,000 shares authorized, 20,680,502 and 975,552 shares issued and outstanding at June 30, 2004 and December 31, 2003,
        respectively) ..................................................................            205,093           9,755,527
     Accumulated deficit ...............................................................         (3,423,666)           (386,586)
     Additional paid-in capital ........................................................        187,795,417          (1,073,299)
     Dividends declared ................................................................         (6,721,427)           (517,277)
                                                                                             --------------      --------------

Total stockholders' equity .............................................................        177,855,417           7,778,365
                                                                                             --------------      --------------

Total liabilities and stockholders' equity .............................................     $  209,572,071      $   42,674,586
                                                                                             ==============      ==============



                                      MORE

GOVERNMENT PROPERTIES TRUST, INC.
ADD 5

                        GOVERNMENT PROPERTIES TRUST, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         (UNAUDITED)                      (UNAUDITED)
                                                                      THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                           JUNE 30,                         JUNE 30,
                                                                -----------------------------     -----------------------------
                                                                    2004             2003             2004             2003
                                                                ------------     ------------     ------------     ------------

Revenue:
     Rental income .........................................    $  1,677,748     $    738,495     $  2,721,741     $    814,900
     Tenant reimbursements .................................         164,195               --          164,195               --
                                                                ------------     ------------     ------------     ------------
Total revenue ..............................................       1,841,943          738,495        2,885,936          814,900
Expenses:
     Property operations ...................................         335,772          122,486          583,550          135,104
     Real estate taxes .....................................         172,928           20,058          321,025           25,294
     Depreciation and amortization .........................         483,486          211,661          763,594          235,809
     General and administrative ............................         958,641          211,316        1,989,186          306,836
                                                                ------------     ------------     ------------     ------------
Total expenses .............................................       1,950,827          565,521        3,657,355          703,043
                                                                ------------     ------------     ------------     ------------
Operating income (loss) ....................................        (108,884)         172,974         (771,419)         111,857
Other income ...............................................         387,264            2,400          630,533            8,711
Interest expense:
     Expense ...............................................        (367,319)        (297,396)        (766,148)        (309,459)
     Expense from issuance of warrant ......................              --               --       (2,097,900)              --
     Amortization of deferred financing fees ...............         (74,900)          (3,615)         (78,514)          (3,615)
                                                                ------------     ------------     ------------     ------------
Loss from continuing operations ............................        (163,839)        (125,637)      (3,083,448)        (192,506)
                                                                ------------     ------------     ------------     ------------
Discontinued operations:
  Income from property held for sale .......................          42,497           12,349           46,368           33,009
                                                                ------------     ------------     ------------     ------------
Net loss ...................................................    $   (121,342)    $   (113,288)    $ (3,037,080)    $   (159,497)
                                                                ============     ============     ============     ============
Earnings per share (basic and diluted):
     Loss from continuing operations .......................    $      (0.01)    $      (0.15)    $      (0.17)    $      (0.27)
     Income from discontinued operations ...................              --             0.02               --             0.04
                                                                ============     ============     ============     ============
     Net loss ..............................................    $      (0.01)    $      (0.13)    $      (0.17)    $      (0.23)
                                                                ============     ============     ============     ============
Distributions declared per share ...........................    $       0.15     $       0.15     $       0.30     $       0.30
                                                                ============     ============     ============     ============
Weighted average shares outstanding (basic and diluted) ....      20,509,303          854,313       17,610,800          703,797
                                                                ============     ============     ============     ============


                                      MORE

GOVERNMENT PROPERTIES TRUST, INC.
ADD 6

                        GOVERNMENT PROPERTIES TRUST, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                  (UNAUDITED)
                                                                                               SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                       ----------------------------------
                                                                                            2004                2003
                                                                                       --------------      --------------

Cash flows from operating activities:
  Net loss .......................................................................     $   (3,037,080)     $     (159,497)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization ...............................................            763,594             235,809
     Amortization of deferred financing fees .....................................             78,514               3,615
     Compensation expense ........................................................            260,725                  --
     Expense from issuance of warrant ............................................          2,097,900                  --
     Changes in assets and liabilities:
       Restricted cash escrows ...................................................           (388,747)             (6,632)
       Tenant receivables ........................................................           (426,882)           (274,182)
       Note receivable from tenant ...............................................           (684,818)           (184,924)
       Other assets ..............................................................           (903,802)           (101,939)
       Accounts payable and accrued expenses .....................................            681,783             130,984
                                                                                       --------------      --------------
         Net cash used in operating activities ...................................         (1,558,813)           (356,766)
                                                                                       --------------      --------------
Cash flows from investing activities:
  Expenditures for real estate ...................................................        (43,744,334)        (34,688,949)
  Restricted cash for letter of credit ...........................................        (17,373,393)                 --
  Deposits on future real estate purchases .......................................         (1,400,000)                 --
                                                                                       --------------      --------------
         Cash used in investing activities .......................................        (62,517,727)        (34,688,949)
                                                                                       --------------      --------------
Cash flows from financing activities:

  Financing fees .................................................................           (286,261)           (134,709)
  Net (repayment) borrowing under lines of credit ................................         (3,047,655)          2,098,410
  Proceeds from mortgage notes payable ...........................................                 --          24,839,553
  Payments on mortgage notes payable - affiliate .................................         (1,639,219)          1,645,000
  Repayments of advances from affiliate ..........................................           (102,873)           (196,462)
  Principal payments on mortgage notes payable ...................................           (153,421)            (74,763)
  Proceeds from sale of common stock .............................................        193,202,100           5,434,697
  Offering costs paid ............................................................        (16,242,443)           (531,810)
  Dividends paid .................................................................         (3,249,611)            (94,061)
                                                                                       --------------      --------------
         Net cash provided by financing activities ...............................        168,480,617          32,985,855
                                                                                       --------------      --------------
Net increase in cash and cash equivalents ........................................        104,404,077          (2,059,860)
Cash and cash equivalents, beginning of period ...................................            760,859           2,314,319
                                                                                       --------------      --------------
Cash and cash equivalents, end of period .........................................     $  105,164,936      $      254,459
                                                                                       ==============      ==============


                                      MORE

GOVERNMENT PROPERTIES TRUST, INC.
ADD 7

                        GOVERNMENT PROPERTIES TRUST, INC
                               FFO RECONCILIATION

                                                                   THREE MONTHS                      SIX MONTHS
                                                                      ENDED                             ENDED
                                                                     JUNE 30,                          JUNE 30,
                                                               2004             2003             2004             2003
                                                           ------------     ------------     ------------     ------------

Net loss ..............................................    $   (121,342)    $   (113,288)    $ (3,037,080)    $   (159,497)
Adjustments to reconcile to funds from Operations:
Real estate depreciation and amortization (a) .........         476,775          210,536          754,515          234,309
                                                           ------------     ------------     ------------     ------------
Funds from Operations .................................    $    355,433     $     97,248     $ (2,282,565)    $     74,812
                                                           ============     ============     ============     ============
Funds from Operations per common share ................    $       0.02     $       0.11     $      (0.13)    $       0.11
                                                           ============     ============     ============     ============
Weighted average common shares outstanding ............      20,509,303          854,313       17,610,800          703,797
                                                           ============     ============     ============     ============

(a) Excludes depreciation of non-real estate assets of $6,711 and $1,125 for the three months ended June 30, 2004 and 2003, respectively, and $9,079 and $1,500 for the six months ended June 30, 2004 and 2003, respectively.


                                      MORE